UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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ZiLOG, Inc.

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This Schedule 14A is being filed by ZiLOG, Inc. (“ZiLOG”) on January 28, 2010, in connection with the release of its financial results for the third quarter of fiscal 2010, a copy of which was furnished to the U.S. Securities Exchange Commission on the Form 8-K filed on January 27, 2010.

Supplement to Definitive Proxy Statement

In connection with the release of the third quarter fiscal 2010 financial results by ZiLOG on January 27, 2010, ZiLOG has elected to make these supplemental disclosures to the definitive proxy statement dated January 15, 2010 (the “Proxy Statement”). This supplement neither replaces nor supersedes any disclosures provided in the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Capitalized terms used herein but not defined have the meaning ascribed to them in the Proxy Statement.

The following disclosure constitutes a new section, entitled Third Quarter Fiscal 2010 Financial Results, added at page 64 of the Proxy Statement and concerning ZiLOG’s financial results in the third quarter of fiscal 2010.

THIRD QUARTER FISCAL 2010 FINANCIAL RESULTS

On January 27, 2010 we reported financial results for our three- and nine-month periods ended December 26, 2009. A summary of the results set forth in our press release dated January 27, 2010, announcing our financial results, is set forth below. The below summary is qualified in its entirety by the full description of ZiLOG’s financial results for such period as set forth in our Form 8-K furnished to the SEC on January 27, 2010. The company’s stockholders may obtain a free copy of these materials at the SEC’s website at www.sec.gov or at the company’s website, under the investor section, at www.Zilog.com. A free copy may also be obtained by directing a written request to: ZiLOG, Inc., 6800 Santa Teresa Boulevard, San Jose, California 95119, Attention: Investor Relations.

Net sales from continuing operations for the third quarter of fiscal 2010, ended on December 26, 2009, were $8.7 million, a sequential increase of 7 percent and a year-over-year decrease of 4 percent. Licensing royalties were $0.8 million in the third quarter of fiscal 2010, compared to $1.0 million in the previous quarter and $0.6 million in our third quarter a year ago. The sequential increase in sales reflects a continued improvement in global demand for products following the global economic downturn that commenced in 2008. The financial results exceeded our previous guidance in both top and bottom line performance. On February 18, 2009, we sold our universal remote control and secured transaction processor businesses. In accordance with FASB ASC 205, the comparative financial statements for our previous fiscal periods ended December 27, 2008, have been restated to reflect the sold businesses as discontinued operations.

GAAP net income for the third quarter of fiscal 2010, ended December 26, 2009, was $0.3 million, or 1 cent per share, compared to GAAP net income of $1.6 million, or 9 cents per share, in the previous fiscal quarter and a GAAP net loss of $5.7 million, or 33 cents per share, in our third fiscal quarter a year ago. Net income for the third quarter of fiscal 2010 includes special charges of $0.6 million, or 3 cents per share, which included $0.5 million in legal and other costs associated with the Merger Agreement. The previous quarter’s results included $1.55 million in income from discontinued operations. Results for the third fiscal quarter a year ago included special charges of $1.7 million and net losses from discontinued operations of $0.4 million. Special charges in our third quarter of fiscal 2009 included costs associated with reductions in headcount as a result of declining sales driven by the downturn in the global economy.

On a year-to-date basis for the nine months ended December 26, 2009, net sales were $24.0 million and GAAP net income was $2.2 million, or 13 cents per share, compared to sales of $29.1 million and a GAAP net loss of $9.0 million, or 53 cents per share for the nine months ended December 27, 2008. The financial results reflect an $11.2 million favorable improvement in net income for the fiscal 2010 nine-month period as compared to the comparable period in 2009. This improvement reflects a $5.1 million reduction in sales offset by improved product gross margins from 40 percent to 45 percent, a $10.5 million or 49 percent reduction in operating expenses, a $2.6 million reduction in special charges and amortization of intangible assets and the benefit of $1.0 million in patent sales. Additionally, fiscal 2010 year-to-date net income as compared to fiscal 2009 was negatively impacted by a $3.1 million reduction in net income from discontinued operations offset by a $1.6 million discontinued operations gain on sale reflecting the receipt of 50 percent of an escrow receivable related to the sale businesses. Fiscal 2009 results for the nine months ended December 27, 2008 included special charges of $2.8 million reflecting severance and other related costs associated with the global economic downturn resulting in a significant worldwide reduction in force. Additionally, special charges included costs associated with the production test outsource activities as well as expenses associated with our strategic alternatives review.

We reported cash, cash equivalents and long-term investments of $37.4 million at December 26, 2009, compared to $36.4 million and $33.3 million at September 26, 2009 and March 31, 2009, respectively. Net cash provided by continuing operating activities was $3.2 million for the year-to-date nine months of fiscal 2010, as compared to net cash used in continuing operating activities of $6.9 million for the comparative nine-month period a year ago. On a non-GAAP basis, EBITDA from continuing operations, as defined below, was positive $0.6 million for the third quarter of fiscal 2010, as compared to positive $0.4 million in the prior fiscal quarter and negative $4.7 million in the third fiscal quarter a year ago. On a year to date basis, EBITDA from continuing operations was positive $1.4 million for the nine months ended December 26, 2009 as compared to negative $11 million for the comparative nine months a year ago.

The outlook for this quarter reflects the traditional seasonal slowdown in demand with an expected sequential reduction in sales. As was the case in our third quarter of fiscal 2010, we expect distribution end-demand to be the key to determining final sales levels for our fourth quarter and for fiscal 2010 as a whole. We expect net sales for our fourth quarter of fiscal 2010, ending March 31, 2010, to be lower by 3 percent to 5 percent, as compared to the third quarter of fiscal 2010, ended December 26, 2009. Additionally in the fourth quarter, we expect $1.55 million in cash receipts from our remaining 50 percent of an escrow amount associated with the sale of our discontinued business in February 2009.

Non-GAAP Financial Information (Unaudited)

In this section we make reference to certain Non-GAAP financial measures. Our management believes that these Non-GAAP measures are useful measures of operating performance and liquidity because they may exclude the impact of certain items, such as amortization of intangible assets, stock-based compensation, depreciation, non-operating interest, income taxes and special charges. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income (loss) and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) and Cash Flows From Operating Activities to EBITDA	Three Months Ended			Nine Months Ended
	Dec. 26, 2009	Dec. 27, 2008	Sep. 26, 2009	Dec. 26, 2009	Dec. 27, 2008
Reconciliation of net income (loss) to EBITDA:
Net income (loss) from continuing operations	$208	$(5,243)	$50	$292	$(12,424)
Depreciation and amortization	328	466	338	984	1,380
Interest income	(5)	(24)	(6)	(14)	(143)
Provision for income taxes	36	67	22	98	183

EBITDA from continuing operations	$567	$(4,734)	$404	$1,360	$(11,004)

Reconciliation of EBITDA to net cash provided by (used in) continuing operating activities:
EBITDA	$567	$(4,734)	$404	$1,360	$(11,004)
Provision (benefit) for income taxes	(36)	(67)	(22)	(98)	(183)
Interest income	5	24	6	14	143
Non-cash stock-based compensation	249	467	205	680	1,126
Loss on disposition of operating assets	—	—	—	—	46
Changes in other operating assets and liabilities	176	(560)	(393)	1,239	2,976

Net cash provided by (used in) continuing operating activities	$961	$(4,870)	$200	$3,195	$(6,896)

Non-GAAP EBITDA (Unaudited)

Our management believes that Non-GAAP EBITDA (“EBITDA”), that is Earnings or loss Before Interest, Taxes, Depreciation and Amortization, is a useful measure of financial performance. Following the sale of our universal remote control and secured transaction processor businesses in February 2009, EBITDA was restated to exclude amounts related to our discontinued operations. We believe that the disclosure of EBITDA helps investors more meaningfully evaluate our liquidity position by the elimination of non-cash related items such as depreciation and amortization. We believe that our investors regularly use EBITDA as a measure of the liquidity of our business. Our management uses EBITDA as a supplement to cash flows from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital.

Cautionary Statements

This section contains forward-looking statements (including those related to our expectations for our fourth quarter of fiscal 2010, the costs, impact or outcome of matters related to the proposed merger, the expected receipt of the remaining escrow receivable and our position as the global economy recovers) relating to expectations, plans or prospects for our company that are based upon the current expectations and beliefs of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, weakness in our 8-bit classic or embedded flash products could negatively impact our fourth quarter of fiscal 2010. Changes in requirements for supporting the Transition Services Agreement with Maxim Integrated Products, Inc., which was as a result of selling the universal remote control and secured transaction processor businesses and is currently scheduled to terminate on February 18, 2010, could impact our projections. Any major claims against the escrow fund resulting in the delay or reduction of the amount to be received could negatively impact our cash flow expectations. Additionally, as described more fully in this proxy statement beginning on page 33, we are being sued in Delaware and California for certain claims relating to our proposed merger with IXYS. Further legal actions may be made by these parties or other parties that could impact the timing of our shareholder vote and the closing of the proposed merger. Also, our ability to attract and retain technical employees may be negatively impacted by uncertainties relating to potential future changes in the ownership and control of our company which may make it difficult to execute on our long-term strategy.

Notwithstanding changes that may occur with respect to customer matters relating to the forward-looking statements, we do not expect to, and disclaim any obligation to update such statements until release of our next quarterly earnings announcement or in any other manner. We, however, reserve the right to update such statement, or any portion thereof, at any time for any reason.

The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of our Form 10-Q for the period ended December 26, 2009.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the SEC, including but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and any subsequently filed reports.

Additional Information About the Proposed Merger and Where to Find It

ZiLOG has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials relating to the proposed merger with IXYS Corporation (“IXYS”). The definitive proxy statement was mailed on or about January 19, 2010 to ZiLOG stockholders of record as of the close of business on January 11, 2010. INVESTORS AND SECURITY HOLDERS OF ZiLOG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELATED DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ZiLOG, IXYS AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed by ZiLOG with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov or at the company’s website, under the investor section, at www.Zilog.com. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: ZiLOG, Inc., 6800 Santa Teresa Boulevard, San Jose, California 95119, Attention: Investor Relations. Investors and security holders of ZiLOG are urged to read the definitive proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed Merger.

ZiLOG and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the stockholders of ZiLOG in connection with the proposed merger and related items. Information regarding the directors and executive officers of ZiLOG and their ownership of ZiLOG common stock is set forth in ZiLOG’s definitive proxy statement concerning the proposed IXYS merger, which was filed with the SEC on January 15, 2010. Investors and stockholders may obtain additional information regarding the interests of those participants by reading the definitive proxy statement relating to the proposed merger. Investors and stockholders can obtain a copy of that proxy statement free of charge at the Web site maintained by the SEC at http://www.sec.gov.

This Supplement is dated January 28, 2010 and is first being mailed to stockholders on or about January 29, 2010

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